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                                                                    EXHIBIT 99.1

                        FLORIDA PANTHERS HOLDINGS, INC.
                        RIGHTS OFFERING OF COMMON STOCK

                             SUBSCRIPTION AGREEMENT

To:  Florida Panthers Holdings, Inc.
     c/o BankBoston, N.A.
     Mail Stop 45-02-62
     150 Royall Street
     Canton, MA 02021
     Attn: Carole A. McHugh

     The undersigned stockholder ("Subscriber") of Florida Panthers Holdings, Inc., a Delaware corporation ("FPHI"), hereby subscribes to purchase shares of FPHI Class A common stock, $.01 par value, ("Class A Common Stock"), on the terms set forth below. Subscriber hereby represents, warrants, agrees and acknowledges as follows:

EXISTING OWNERSHIP:

     As of February __, 1999 (the "Record Date"), Subscriber owned shares of Class A Common Stock as follows (mark all that apply):

     [  ] Indirectly, through the following broker or bank:
          ________________________ located in (city),
          ____________________(state).

     [ ] Directly, through ownership of a FPHI stock certificate in the name of the Subscriber.

     [  ] Other (please describe)______________________________________________
          _____________________________________________________________________

     The total number of shares of Class A Common Stock owned by Subscriber on the Record Date was ________ shares. For these purposes, a person is considered to "own" shares of Class A Common Stock if (1) such person has the right to vote the shares or otherwise control the voting of the shares or (2) such person has the right to sell the shares or otherwise order a sale or other transfer of the shares. If two or more persons jointly hold the power to vote or sell any shares of Class A Common Stock (or have otherwise agreed to act in concert for purposes of voting or disposing of the shares), then either will be considered to own all of those shares.

Basic Subscription Privilege:

     Subscriber elects to exercise such subscriber's Basic Subscription Privilege as follows: (check one)

     [ ] EXERCISE IN FULL to purchase one new share for every four shares owned on the Record Date.

[NOTE: If you already own more than ______shares, FPHI reserves the right to limit this purchase if and to the extent necessary to keep your percentage ownership from exceeding 5.0% of the outstanding shares.]

     [  ] PARTIAL EXERCISE to purchase __________ shares.
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Oversubscription Privilege:

     (Fill in this section only if you have exercised the Basic Subscription Privilege in full.)

In addition to exercising the Basic Subscription Privilege in full, the undersigned elects to exercise such subscriber's Oversubscription Privilege as follows:

     [ ] PURCHASE ________ ADDITIONAL SHARES, subject to proration and applicable limits on purchase.

(NOTE: If you want to purchase the maximum possible number of shares, it is suggested that you subscribe for that number of shares which will increase your beneficial ownership to 1,950,000 shares. This is the maximum ownership that will be permitted if all of the offered shares are sold. FPHI will reduce the subscription such that your beneficial ownership will not exceed 5.0% of the total outstanding shares of common stock unless prior approval is obtained from the National Hockey League.)

Calculation of Total Subscription Price:

     This subscription must be accompanied by payment of the total subscription price in the amount of $________ per share subscribed for, as follows:

     Total shares subscribed for: ____________ X $________ per share $____________.

Method of Payment:

The total subscription price is being paid as follows:

     [ ] By check, bank draft or money order payable to "BankBoston, N.A., as Subscription Agent" or

     [  ] By wire transfer directed to __________.

Other Representations and Agreements by Subscriber:

     Subscriber hereby represents to FPHI that such subscriber has read carefully the section of this Prospectus entitled "Certain Ownership Limits and Reporting Requirements" and agrees not to acquire FPHI shares through or in connection with the Rights Offering in violation of those ownership limits and reporting requirements. Subscriber hereby agrees he or she understands that National Hockey League restrictions prohibit any person or group of persons from acquiring beneficial ownership of 5.0% or more of the outstanding Class A Common Stock, unless that person or group first obtains approval from the National Hockey League. Subscriber agrees not to acquire FPHI shares through or in connection with the Rights Offering in violation of those prohibitions.

     If the Subscriber currently owns more than 1,950,000 FPHI shares (approximately 5.0% of the outstanding Class A Common Stock) or is subscribing for more than 1,000,000 shares, then Subscriber agrees (if FPHI so requests within 60 days of expiration of the Rights Offering) to provide reasonable evidence of the total number of shares beneficially owned by him or her and those on whose behalf Subscriber holds shares.
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     Subscriber agrees that, until the date such subscriber receives a stock certificate from FPHI for the shares subscribed for in this Subscription Agreement, Subscriber will promptly inform FPHI if any of the representations in this Agreement become untrue. Subscribers principal residence address (or business address if Subscriber is an entity) is as follows:

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     EXECUTED BY SUBSCRIBER on the __ day of ____________, 1999, at __________,
__________ (city, state).

(Joint owners: all owners must sign)

(Entities: specify titles of signing officers)

NAME OF SUBSCRIBER: __________________________

Signature: ___________________________________

Title: _______________________________________